UMB Financial Corporation

News Release

1010 Grand Boulevard Kansas City, MO 64106 816.860.7000 umb.com

//FOR IMMEDIATE RELEASE//

Contact: Mandie Nelson, 816.860.5088

Investor Relations Contact: Abby Mayer, 816.860.1685

UMB Financial Corporation Reports Third Quarter Earnings per Share Growth of Four Percent and Announces a Quarterly Cash Dividend Increase of Six Percent

Earnings per share grew 35 percent year-to-date, compared to the same period in 2007

Selected financial highlights:

· Credit quality remains strong with non-performing loans at 0.16 percent, down from 0.20 percent in the second quarter of this year· Net charge offs were 0.21 percent for the third quarter, down from 0.41 percent in the second quarter of this year· Tier 1 capital ratio remains strong at 13.9 percent· Record loan balances of $4.2 billion· Average deposit growth of 14.8 percent over the third quarter of 2007

Kansas City, Mo. (October 21, 2008) – UMB Financial Corporation (NASDAQ: UMBF), a financial services holding company, announced earnings for the three months ended September 30, 2008 of $21.8 million or $0.54 per share ($0.53 diluted). This is an increase of $0.3 million, or 1.1 percent, compared to the third quarter 2007 earnings of $21.5 million or $0.52 per share ($0.51 diluted). Earnings for the nine months ended September 30, 2008 were $77.8 million or $1.91 per share ($1.89 diluted). This is an increase of $18.9 million, or 32.1 percent, compared to the prior year earnings of $58.9 million or $1.41 per share ($1.40 diluted).

A $1.1 million pre-tax gain was recognized in the third quarter of 2008 as a result of the final contingent payment received on the sale of the securities transfer product. This sale originated in the third quarter of 2007 for an initial pre-tax gain of $6.5 million. Excluding this in both periods, net income for the third quarter increased $3.7 million, or 21.3 percent, compared to the same period in 2007. A table reconciling GAAP net income for these items is included with this release.

“The watchword for these times is quality,” commented Mariner Kemper, Chairman and CEO of UMB Financial Corporation. “Asset and earnings quality, combined with strong capital and liquidity give us a competitive advantage to operate in an environment that changes daily. We run our company on the same principles we have for 95 years – with quality and safety and soundness at our core. This is evidenced by our record loan balances of $4.2 billion while our non-performing loans decreased slightly to 0.16 percent from 0.20 percent in the second quarter of this year.”

Net Interest Income and Margin

Net interest income for the third quarter of 2008 increased $8.3 million, or 14.3 percent, compared to the same period in 2007 due primarily to higher average earning assets and increasing net interest margin. Average earning assets increased by $773.7 million, or 11.1 percent, as compared to the third quarter of 2007. This increase was due to a $305.3 million, or 7.8 percent, increase in average loans and a $429.6 million, or 15.7 percent, increase in total securities, including trading securities and other. Net interest margin increased 9 basis points to 3.57 percent for the three months ended September 30, 2008 as compared to the same quarter in 2007. Largely contributing to the margin improvement was a reduction of 163 basis points in the average cost of our interest-bearing liabilities, which more than offset a decrease in our average earning asset yield of 111 basis points.

Noninterest Income and Expense

Noninterest income increased $2.2 million, or 2.9 percent, for the three months ended September 30, 2008 compared to the same period in 2007. Trust and securities processing income increased $2.6 million, or 9.1 percent, for the three months ended September 30, 2008 compared to the same period in 2007. This increase was primarily due to a $0.8 million, or 8.8 percent, increase in fee income from UMB Scout Funds and a $1.4 million, or 15.1 percent, increase in fund administration and custody services. Service charges on deposits increased $2.3 million, or 11.1 percent, for the three months ended September 30, 2008 compared to the same period in 2007 due mostly to a $1.1 million increase in individual overdraft and return item charges. Increases in healthcare services income of $0.4 million and corporate service charge income of $0.4 million also contributed to the increase. As noted, a $1.1 million pre-tax gain was recognized in the third quarter of 2008 as a result of the final contingent payment received on the sale of the securities transfer product, which was originated in the third quarter of 2007. Also during the third quarter of 2008, the company recognized $2.8 million in pre-tax gains on the sale of securities available for sale. These increases were partially offset by a decrease in trading and investment banking income of $1.4 million, or 32.9 percent, compared to the same three month period in 2007 due to market declines in the company’s mutual fund investments.

“Noninterest income grew 2.9 percent for the quarter driven by our Asset Management and Fund Services businesses,” said Peter deSilva, President and Chief Operating Officer. “Excluding the sale of the securities transfer product, noninterest income grew 10.8 percent. Our Asset Management division continues to garner accolades. Jim Moffett was named a finalist by Morningstar for International Manager of the Year. This is the third time in the past four years Jim has been nominated for this award. Corporate Trust revenue grew 19 percent over the third quarter of 2007. Corporate Trust continues to be a strong component of our Asset Management division. During the quarter, we opened a new Corporate Trust office in Indianapolis, Indiana. Our credit card balances grew 23 percent, helped by the launch of our new Eco Rewards Visa card. As a diversified financial services company, we are happy with the results we continue to see in our fee businesses.”

Noninterest expense increased $8.5 million, or 8.3 percent, for the three months ended September 30, 2008 compared to the same period in 2007. Salary expense increased by $5.7 million, or 11.2 percent, mostly due to higher employee base salaries, higher commissions and bonuses, and higher cost of benefits. Processing fees increased $1.0 million, or 13.9 percent, due to increased third party custodian fees related to international transactions from mutual fund clients and sub-transfer agency fees paid for the shareholder servicing of the UMB Scout Funds. Marketing and business development expense increased $1.1 million, or 28.3 percent, due to several strategic campaigns initiated in 2008 designed to acquire new customers and assure existing customer confidence.

Balance Sheet

Average total assets for the three months ended September 30, 2008 were $8.6 billion compared to $7.8 billion for the same period in 2007, an increase of $777.8 million, or 9.9 percent. Average earning assets increased by $773.7 million, or 11.1 percent.

Actual loan balances on September 30, 2008 were $4.2 billion, compared to $4.0 billion on September 30, 2007. These balances were as follows:

	September 30,	September 30,		Percent
Loans by Category (in thousands)	2008	2007	Change	Change
Commercial, financial and agricultural	$2,019,282	$1,801,190	$218,092	12.1%
Real estate construction	94,934	64,320	30,614	47.6%
Consumer	604,952	863,320	(258,368)	(29.9)%
Real estate	1,499,927	1,218,869	281,058	23.1%
Leases	5,346	6,105	(759)	(12.4)%

Loans before loans held for sale	4,224,441	3,953,804	270,637	6.8%

Loans held for sale	19,887	12,987	6,900	53.1%

Total loans and loans held for sale	$4,244,328	$3,966,791	$277,537	7.0%

Consumer loans continued to decline as a result of the company’s strategic decision in August 2007 to exit the indirect lending business. As of September 30, 2008 total indirect auto loan balances were $329 million, down 46.3 percent from $613 million in the same period last year.

Nonperforming loans increased to $6.9 million at September 30, 2008 from $5.7 million at September 30, 2007. As a percentage of total loans, nonperforming loans increased to 0.16 percent of loans as of September 30, 2008 compared to 0.14 percent at September 30, 2007. Nonperforming loans are defined as nonaccrual loans and restructured loans. The company’s allowance for loan losses totaled $50.4 million, or 1.19 percent of total loans as of September 30, 2008, compared to $46.2 million, or 1.17 percent of total loans as of September 30, 2007.

For the three months ended September 30, 2008, average securities, including trading securities and other, totaled $3.2 billion. This is an increase of $429.6 million, or 15.7 percent from the same period in 2007. Average federal funds sold and resell agreements for the third quarter increased $38.8 million, or 11.7 percent, over the same period in 2007 to $370.3 million.

“Our balance sheet grew significantly this quarter,” said Mike Hagedorn, Chief Financial Officer. “Average deposits grew $840.3 million during the quarter, mainly due to a customer acquisition campaign as well as many of our customers maintaining higher cash positions due to market conditions. We continue to benefit from the strategic decision to maintain high capital and core deposit levels. These strategic advantages have served us well in today’s uncertain environment.”

Average total deposits increased $840.3 million, or 14.8 percent, to $6.5 billion for the three months ended September 30, 2008 compared to the same period in 2007. The increase in deposits came primarily from our public funds, mutual funds, treasury management businesses, and personal savings accounts. Average savings accounts more than doubled by $385.3 million for the three months ended September 30, 2008 as compared to 2007. Average money market accounts increased by $148.7 million, or 12.8 percent, in 2008 as compared to 2007. Average noninterest bearing demand deposits increased $131.5 million, or 7.6 percent, compared to 2007. Total deposits as of September 30, 2008 were $7.1 billion, compared to $5.9 billion at September 30, 2007, a 19.6 percent increase.

As of September 30, 2008, UMB had total shareholders’ equity of $934.1 million, a 5.6 percent increase from the same period last year. For the three months ended September 30, 2008, the company repurchased 26,017 shares at an average price of $54.44 per share for a total cost of $1.4 million.

The company announced a six percent increase in its quarterly cash dividend to 17.5 cents per share, payable on January 2, 2009 to shareholders of record at the close of business on December 11, 2008. This represents the eighth dividend increase since July 2003 with a total quarterly cash dividend increase of 75 percent.

Year-to-Date

Earnings for the nine months ended September 30, 2008 were $77.8 million or $1.91 per share ($1.89 diluted). This is an increase of $18.9 million, or 32.1 percent, compared to the prior year-to-date earnings of $58.9 million or $1.41 per share ($1.40 diluted). As noted above, a $1.1 million pre-tax gain was recognized in the third quarter of 2008 as a result of the final contingent payment received on the sale of the securities transfer product, which was completed in the third quarter of 2007 for a pre-tax gain of $6.5 million. As a direct result of Visa, Inc.’s (Visa) Initial Public Offering (IPO) during the first quarter, earnings for the first nine months of 2008 also include a pre-tax gain of $8.9 million from the mandatory redemption of a portion of the company’s Class B shares in Visa. The company also reduced its liability accrual in the first quarter by $4.0 million related to the company’s estimated share of Visa’s covered litigation. This reduction was a result of funding the covered litigation escrow by Visa, also part of their IPO process. The total Visa impact represents $12.9 million of the change over prior year-to-date earnings.

Excluding the security transfer product sale and Visa-related transactions, net income for the nine months ended September 30, 2008 increased $14.1 million, or 25.8 percent, compared to the same period in 2007. A table reconciling GAAP net income for these items is included with this release.

Net interest income for the nine months ended September 30, 2008 increased $24.9 million, or 14.5 percent, compared to the same period in 2007 due primarily to higher average earning assets and net interest margin. Net interest margin increased to 3.59 percent for the nine months ended September 30th, 2008 as compared to 3.41 percent for the same period in 2007.

Noninterest income increased $27.2 million, or 12.6 percent, to $243.1 million for the nine months ended September 30, 2008 as compared to the same period in 2007. The increase is primarily attributable to higher trust and securities processing income, deposit service charges, bankcard fees and the impact from the security transfer product and the Visa transactions. Trust and securities processing income increased $10.8 million, or 12.6 percent, for year-to-date September 30, 2008 as compared to the same period in 2007. Deposit service charges were $4.2 million, or 7.1 percent, higher for the nine months ended September 30, 2008. Bankcard fees increased $3.5 million, or 11.7 percent, for the first nine months of 2008 as compared to the same period in 2007. A $1.1 million pre-tax gain was recognized in the third quarter of 2008 as a result of the final contingent payment received on the sale of the securities transfer product which was originated in the third quarter of 2007. Also during the third quarter of 2008, $2.8 million in pre-tax gains were recognized for the sale of securities available for sale. An $8.9 million pre-tax gain was recognized on the mandatory partial redemption of the company’s holdings of Class B shares of Visa. This redemption was part of Visa’s IPO during the first quarter of 2008.

Noninterest expense increased $18.3 million, or 6.2 percent, for the nine months ended September 30, 2008 compared to the same period in 2007. Salary expense increased by $14.8 million, or 9.7 percent, mostly due to higher employee base salaries, higher commissions and bonuses and higher cost of benefits. Processing fees increased by $3.9 million, or 18.4 percent, due to increased third party custodian fees related to international transactions from mutual fund clients and sub-transfer agency fees paid for the shareholder servicing of the UMB Scout Funds. Occupancy expense increased $1.5 million, or 6.8 percent, from the same period in 2007 due to increased repair and maintenance costs on existing facilities and additional facility security costs. Marketing expense increased $1.8 million, or 15.1 percent, from the same period in 2007 due to increased advertising and business development costs associated with gaining new customer relationships. A reduction of the covered litigation provision of $4.0 million related to the Visa-covered litigation escrow established due to the Visa IPO was recorded in the first quarter 2008.

The company plans to host a conference call to discuss its third quarter results on October 22, 2008, at 8:30 a.m. (CDT). Interested parties may access the call by dialing U.S./Canada (toll-free) 800.218.0713 or access the following Web link at least ten minutes before the call begins: http://w.on24.com/r.htm?e=121501&s=1&k=825B9C476D14DEB0F0542FCE2D363B91 or visit umb.com, Investor Relations, to access the link to the live call.

A replay of the conference call may be heard until November 5, 2008, by calling U.S./Canada (toll-free) 800.405.2236 or 303.590.3000. The replay pass code required for playback is conference 11120217#. The call replay may also be accessed via the company's web site, umb.com, by visiting the Investor Relations’ area.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements rely on a number of assumptions concerning future events and are subject to risks and uncertainties, which could cause actual results to differ materially from those contemplated by the forward-looking statements in this Current Report on Form 8-K, any exhibits to this Current Report and other public statements the company may make. While management of UMB believes their assumptions are reasonable, UMB cautions that changes in general economic conditions, changes in interest rates, changes in the securities markets, changes in operations, changes in competition, technology changes, legislative or regulatory changes, the ability of customers to repay loans, changes in loan demand, increases in employee costs, our ability to integrate acquisitions and other risks and uncertainties detailed in UMB’s filings with the Securities and Exchange Commission, may cause actual results to differ materially from those discussed in this release. UMB has no duty to update such statements, and undertakes no obligation to update or supplement forward-looking statements that become untrue because of new information, future events or otherwise.

Non-GAAP Financial Measures:

Certain financial measures contained in this press release exclude the gains on sale of UMB’s security transfer product. This sale resulted in gains for UMB both in the third quarter of 2007 as well as the third quarter of 2008. They also exclude certain gains related to the redemption of class B common shares of Visa, Inc. and the adjustment of the covered litigation provision which occurred in the first quarter of 2008. Financial measures, which exclude the above-referenced items, have not been determined in accordance with generally accepted accounting principles and are therefore non-GAAP financial measures. Management of UMB believes that investors’ understanding of the company’s performance is enhanced by disclosing these non-GAAP financial measures as a reasonable basis for comparison of the company’s ongoing results of operations. These non-GAAP measures should not be considered a substitute for GAAP-basis measures and results. Our non-GAAP measures may not be comparable to non-GAAP measures of other companies. The attached Non-GAAP Reconciliation Schedule provides a reconciliation of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP.

About UMB:

UMB Financial Corporation (NASDAQ: UMBF) is a financial services holding company headquartered in Kansas City, Missouri, offering complete banking, asset management, health spending solutions and related financial services to both individual and business customers nationwide. Its banking subsidiaries own and operate 136 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include a fund services group based in Milwaukee, Wisconsin, single-purpose companies that deal with brokerage services and insurance, and a registered investment advisor that manages the company’s proprietary mutual funds.

NON-GAAP RECONCILIATION SCHEDULE

UMB Financial Corporation

(all dollars in thousands) (unaudited)

The following tables present the reconciliation of non-GAAP financial measures to reported GAAP financial measures.

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007

Net interest income after provision	$61,798	$55,174	$184,336	$165,492
Noninterest income	79,121	76,897	243,098
Noninterest expense	109,853	101,399	315,448	215,912 297,146
Income tax provision	9,297	9,145	34,138	25,344

Net income after taxes	21,769	21,527	77,848
				58,914
Adjustments
Noninterest income
Gain on mandatory redemption of Visa, Inc.
class B common stock	-	-	(8,875)	-
Gain on sale of securities transfer	(1,090)	(6,490)	(1,090)	(6,490)
Noninterest expense
Covered litigation provision	-	-	(4,023)

Total adjustments pre-tax	(1,090)	(6,490)	(13,988)	(6,490) -
Less: Income taxes	(392)	(2,336)	(5,036)	(2,336)

After tax adjustments to GAAP	(698)	(4,154)	(8,952)	(4,154)

Adjusted net income	$21,071	$17,373	$68,896	$54,760

The above table presents the variation in net income on an as reported (GAAP) basis and excluding the gain on the sale of securities transfer, excluding certain gains related to the redemption of class B common shares of Visa, Inc. and the adjustment of the covered litigation provision. The press release includes commentary that compares both GAAP and non-GAAP financial measures.

CONSOLIDATED BALANCE SHEETS	UMB Financial Corporation

(unaudited, dollars in thousands)
	September 30,
Assets	2008	2007

Loans	$4,224,441	$3,953,804
Allowance for loan losses	(50,428)	(46,174)

Net loans	4,174,013	3,907,630

Loans held for sale	19,887	12,987
Investment Securities:
Available for sale	3,617,484	2,709,973
Held to maturity	44,604	39,803
Federal Reserve Bank stock and other	21,745	19,926
Trading securities	37,164	60,652

Total investment securities	3,720,997	2,830,354

Federal funds and resell agreements	454,424	305,553
Cash and due from banks	524,849	499,535
Bank premises and equipment, net	222,083	237,283
Accrued income	60,186	60,845
Goodwill	94,512	94,512
Other intangibles	15,705	17,181
Other assets	50,685	54,180

Total assets	$9,337,341	$8,020,060

Liabilities
Deposits:
Noninterest - bearing demand	$2,287,377	$1,755,443
Interest - bearing demand and savings	3,448,176	2,853,488
Time deposits under $100,000	771,936	820,701
Time deposits of $100,000 or more	573,659	491,412

Total deposits	7,081,148	5,921,044

Federal funds and repurchase agreements	1,186,004	1,060,585
Short-term debt	18,655	16,468
Long-term debt	36,807	36,693
Accrued expenses and taxes	69,048	63,612
Other liabilities	11,591	37,349

Total liabilities	8,403,253	7,135,751

Shareholders' Equity
Common stock	55,057	55,057
Capital surplus	706,584	701,620
Retained earnings	489,012	421,729
Accumulated other comprehensive income (loss)	14,323	(1,417)
Treasury stock	(330,888)	(292,680)

Total shareholders' equity	934,088	884,309

Total liabilities and shareholders' equity	$9,337,341	$8,020,060

Consolidated Statements of Income			UMB Financial Corporation

(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Interest Income	2008	2007	2008	2007

Loans	$ 59,208	$68,972	$182,559	$203,385
Securities:
Taxable interest	25,419	23,251	78,211	71,200
Tax-exempt interest	6,357	6,490	19,561	18,642

Total securities income	31,776	29,741	97,772	89,842
Federal funds and resell agreements	1,948	4,326	7,411	15,658
Trading securities and other	442	561	1,089	1,824

Total interest income	93,374	103,600	288,831	310,709

Interest Expense
Deposits	22,339	31,412	71,133	89,191
Federal funds and repurchase agreements	4,275	13,647	19,558	47,987
Short-term debt	27	161	184	441
Long-term debt	435	373	1,270	1,265

Total interest expense	27,076	45,593	92,145	138,884

Net interest income	66,298	58,007	196,686	171,825
Provision for loan losses	4,500	2,833	12,350	6,333

Net interest income after provision for loan losses	61,798	55,174	184,336	165,492

Noninterest Income
Trust and securities processing	31,530	28,889	95,892	85,131
Trading and investment banking	2,919	4,353	14,783	14,747
Service charges on deposits	22,624	20,361	64,180	59,936
Insurance fees and commissions	1,355	913	3,432	2,544
Brokerage fees	2,189	1,959	6,430	6,024
Bankcard fees	10,456	10,135	32,884	29,431
Gain on sale of securities transfer, net	1,090	6,490	1,090	6,490
Gains on sale of securities available for sale, net	2,829	1	3,240	3
Gain on mandatory redemption of Visa, Inc. class B common	-	-	8,875	-
stock
Other	4,129	3,796	12,292	11,606

Total noninterest income	79,121	76,897	243,098	215,912

Noninterest Expense
Salaries and employee benefits	57,187	51,439	167,331	152,538
Occupancy, net	8,542	7,667	23,952	22,421
Equipment	13,461	13,385	39,932	39,810
Supplies and services	6,254	5,814	18,180	17,327
Marketing and business development	4,976	3,880	13,325	11,574
Processing fees	8,535	7,491	25,178	21,268
Legal and consulting	2,097	2,329	5,030	5,795
Bankcard	3,103	2,648	8,578	8,084
Amortization of other intangibles	804	754	2,258	2,222
Covered litigation provision	-	-	(4,023)	-
Other	4,894	5,992	15,707	16,107

Total noninterest expense	109,853	101,399	315,448	297,146

Income before income taxes	31,066	30,672	111,986	84,258
Income tax provision	9,297	9,145	34,138	25,344

Net income	$ 21,769	$21,527	$77,848	$58,914

Per Share Data
Net income - basic	$ 0.54	$0.52	$1.91	$1.41
Net income - diluted	0.53	0.51	1.89	1.40
Dividends	0.17	0.14	0.48	0.42
Weighted average shares outstanding	40,659,564	41,687,476	40,764,371	41,857,927

Consolidated Statements of
Shareholders' Equity					UMB Financial Corporation

(unaudited, dollars in thousands, except per share data)

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	Income (Loss)	Stock	Total

Balance - January 1, 2007	$55,057	$699,794	$380,464	$(17,259)	$ (269,181)	$848,875
Comprehensive income
Net income	-	-	58,914	-	-	58,914
Change in unrealized losses on
securities	-	-	-	15,842	-	15,842

Total comprehensive income						74,756
Cash dividends ($0.42 per share)	-	-	(17,649)	-	-	(17,649)
Purchase of treasury stock	-	-	-	-	(25,223)	(25,223)
Issuance of equity awards	-	(928)	-	-	1,065	137
Recognition of equity based
compensation	-	2,299	-	-	-	2,299
Sale of treasury stock	-	232	-	-	138	370
Exercise of stock options	-	223	-	-	521	744

Balance - September 30, 2007	$55,057	$701,620	$421,729	$(1,417)	$ (292,680)	$884,309

Balance - January 1, 2008	$55,057	$702,914	$430,824	$12,246	$ (310,467)	$890,574
Comprehensive income
Net income	-	-	77,848	-	-	77,848
Change in unrealized gains on
securities	-	-	-	2,077	-	2,077

Total comprehensive income						79,925
Cash dividends ($0.48 per share)	-	-	(19,660)	-	-	(19,660)
Purchase of treasury stock	-	-	-	-	(22,574)	(22,574)
Issuance of equity awards	-	(814)	-	-	954	140
Recognition of equity based
compensation	-	3,174	-	-	-	3,174
Net tax benefit related to equity
compensation plans	-	367	-	-	-	367
Sale of treasury stock	-	289	-	-	131	420
Exercise of stock options	-	654	-	-	1,068	1,722

Balance – September 30, 2008	$55,057	$706,584	$489,012	$14,323	$ (330,888)	$934,088

Average Balances / Yields and Rates			UMB Financial Corporation

(tax - equivalent basis)

(unaudited, dollars in thousands)		Nine Months Ended September 30,
	2008		2007

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$4,143,287	5.89%	$3,897,257	6.98%
Securities:
Taxable	2,376,901	4.40	2,019,521	4.71
Tax-exempt	755,499	5.23	716,106	5.11

Total securities	3,132,400	4.60	2,735,627	4.82
Federal funds and resell agreements	375,759	2.63	392,659	5.33
Trading securities and other	43,715	3.54	62,397	4.06

Total earning assets	7,695,161	5.19	7,087,940	6.03
Allowance for loan losses	(48,593)		(45,289)
Other assets	972,405		929,192

Total assets	$8,618,973		$7,971,843

Liabilities and Shareholders' Equity
Interest-bearing deposits	$4,438,631	2.14%	$3,884,511	3.07%
Federal funds and repurchase agreements	1,228,640	2.13	1,320,837	4.86
Borrowed funds	46,407	4.19	49,147	4.64

Total interest-bearing liabilities	5,713,678	2.15	5,254,495	3.53
Noninterest-bearing demand deposits	1,887,034		1,769,917
Other liabilities	92,323		80,368
Shareholders' equity	925,938		867,063

Total liabilities and shareholders' equity	$8,618,973		$7,971,843

Net interest spread		3.04%		2.50%
Net interest margin		3.59		3.41

		Three Months Ended September 30,
	2008		2007

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$4,211,114	5.60%	$3,905,847	7.01%
Securities:
Taxable	2,386,983	4.24	1,948,907	4.73
Tax-exempt	737,617	5.19	736,715	5.21

Total securities	3,124,600	4.46	2,685,622	4.86
Federal funds and resell agreements	370,291	2.09	331,443	5.18
Trading securities and other	49,325	3.69	58,750	3.98

Total earning assets	7,755,330	4.96	6,981,662	6.07
Allowance for loan losses	(49,877)		(45,913)
Other assets	912,501		904,440

Total assets	$8,617,954		$7,840,189

Liabilities and Shareholders' Equity
Interest-bearing deposits	$4,656,627	1.91%	$3,947,820	3.16%
Federal funds and repurchase agreements	1,038,779	1.64	1,159,531	4.67
Borrowed funds	41,801	4.40	49,981	4.24

Total interest-bearing liabilities	5,737,207	1.88	5,157,332	3.51
Noninterest-bearing demand deposits	1,863,035		1,731,499
Other liabilities	81,630		71,081
Shareholders' equity	936,082		880,277

Total liabilities and shareholders' equity	$8,617,954		$7,840,189

Net interest spread		3.08%		2.56%

THIRD QUARTER 2008
FINANCIAL HIGHLIGHTS	UMB Financial Corporation

(unaudited, dollars in thousands, except share and per share data)

Nine Months Ended September 30	2008	2007

Net interest income	$196,686	$171,825
Provision for loan losses	12,350	6,333
Noninterest income	243,098	215,912
Noninterest expense	315,448	297,146
Income before income taxes	111,986	84,258
Net income	77,848	58,914
Net income per share - Basic	1.91	1.41
Net income per share - Diluted	1.89	1.40
Return on average assets	1.21%	0.99%
Return on average equity	11.23%	9.08%

Three Months Ended September 30

Net interest income	$66,298	$58,007
Provision for loan losses	4,500	2,833
Noninterest income	79,121	76,897
Noninterest expense	109,853	101,399
Income before income taxes	31,066	30,672
Net income	21,769	21,527
Net income per share - Basic	0.54	0.52
Net income per share - Diluted	0.53	0.51
Return on average assets	1.00%	1.09%
Return on average equity	9.25%	9.70%

At September 30

Assets	$9,337,341	$8,020,060
Loans, net of unearned interest	4,224,441	3,953,804
Securities	3,720,997	2,830,354
Deposits	7,081,148	5,921,044
Shareholders' equity	934,088	884,309
Book value per share	22.82	21.18
Market price per share	52.52	42.86
Equity to assets	10.00%	11.03%
Allowance for loan losses	$50,428	$46,174
As a % of loans	1.19%	1.17%
Nonaccrual and restructured loans	$6,937	$5,709
As a % of loans	0.16%	0.14%
Loans over 90 days past due	$6,141	$1,946
As a % of loans	0.15%	0.05%
Other real estate owned	$1,557	$1,230

Net loan charge-offs quarter-to-date	$2,173	$1,907
As a % of average loans	0.21%	0.19%
Net loan charge-offs year-to-date	$7,908	$5,085
As a % of average loans	0.26%	0.18%

Common shares outstanding	40,930,514	41,755,015

Average Balances
Nine Months Ended September 30

Assets	$8,618,973	$7,971,843
Loans, net of unearned interest	4,143,287	3,897,257
Securities	3,132,400	2,735,627
Deposits	6,325,665	5,654,428

Shareholders' equity	925,938	867,063
Net interest margin	3.57		3.48

Selected Financial Data
of Affiliate Banks			UMB Financial Corporation

(unaudited, dollars in thousands)		September 30, 2008
		Loans
		Net of
	Total	Unearned	Total	Shareholders'
Missouri	Assets	Interest	Deposits	Equity

UMB Bank, n.a.	$ 8,057,428	$3,437,919 $	6,159,813 $	604,308

Colorado

UMB Bank Colorado, n. a.	823,326	520,874	607,352	126,547

Kansas

UMB National Bank of America	577,566	216,678	421,145	73,939

Arizona

UMB Bank Arizona, n. a.	73,039	72,315	20,741	8,588

Banking - Related Subsidiaries

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UMB Banc Leasing Corp.
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UMB Capital Corporation
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Scout Investment Advisors, Inc.
UMB Fund Services, Inc.
UMB Consulting Services, Inc.
Kansas City Realty Company
Kansas City Financial Corporation
UMB Redevelopment Corporation
UMB Realty Company, LLC
UMB National Sales Corporation
Grand Distribution Services, LLC
UMB Distribution Service, LLC